Exhibit 10.9.7

AMENDMENT TO THE MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, EFFECTIVE SEPTEMBER 23, 3016 (STARWOOD DEFERRAL ELECTIONS).

RESOLUTION
OF THE
GLOBAL CHIEF HUMAN RESOURCES OFFICER
OF MARRIOTT INTERNATIONAL, INC.
REGARDING THE
MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Marriott International, Inc. (the “Company”) maintains the Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”);
WHEREAS, in connection with the recent acquisition of Starwood Hotels & Resorts Worldwide, Inc. (now, Starwood Hotels & Resorts, LLC) (“Starwood”), the Company desires to amend the Plan to require certain deferral elections made under the Starwood Hotels & Resorts Worldwide Deferred Compensation Plan by an employee transferring from Starwood to the Company to be honored and administered pursuant to this Plan; and
WHEREAS, under Section 7.3 of the Plan, the Board of Directors (“Board”) of Marriott may amend the Plan from time to time; and
WHEREAS, on August 6, 2009, the Board authorized the Executive Vice President, Global Chief Human Resources Officer, now the Global Chief Human Resources Officer, to amend the Plan as he deems necessary or advisable, provided that no such amendment materially increases the cost to Marriott of maintaining the Plan;
NOW THEREFORE, BE IT RESOLVED, that an Appendix B shall be added to the Plan, effective as of September 23, 2016, to provide as follows:

APPENDIX B
STARWOOD TRANSFER EMPLOYEES
For purposes of this Appendix B, a “Starwood Transfer Employee” is any person who was employed by Starwood, and who became (without a break in contiguous employment in the Company’s controlled group) directly employed by the Company on or after September 23, 2016.
Notwithstanding any other provision in the Plan and consistent with Section 409A of the Internal Revenue Code, for any Starwood Transfer Employee who was a participant in the Starwood Hotels & Resorts Worldwide Deferred Compensation Plan (the “Starwood Plan”) and who made deferral/distribution elections for the 2016 plan year in accordance with the terms of the Starwood Plan (“2016 Starwood Deferral Elections”), upon becoming a Starwood Transfer Employee, the employee’s 2016 Starwood Deferral Elections will be honored and administered under this Plan, subject to the following rules:

(a)	such 2016 Starwood Deferral Elections shall be honored so that such election applies to base salary and bonus as defined in the Starwood Plan;

(b)	such distribution elections with regard to compensation deferred in 2016 shall be honored so that distribution elections under the Starwood Plan apply;

(c)	such Starwood Transfer Employee will not be eligible for the Discretionary Company Accrual provided in Section 3.2 of this Plan with regards to 2016 Starwood Deferral Elections; and

(d)
any 2016 Starwood Deferral Elections shall be credited with earnings at the Reserve Portfolio interest rate as provided in Section 3.5 of this Plan, and not in accordance with the benchmark funds provided for in the Starwood Plan.

* * * *

IN WITNESS WHEREOF, the Global Chief Human Resources Officer of Marriott International, Inc. has executed this resolution this ___ day of December 2016.

_______________________________
David A. Rodriguez
Global Chief Human Resources Officer
Marriott International, Inc.